EXHIBIT 10.6

DEFERRAL ELECTIONS FOR [GRANT YEAR] [RESTRICTED SHARE UNIT AWARD WITH TIME VESTING] / [PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD WITH TIME VESTING]

IN-SERVICE DISTRIBUTION:

I elect to defer receipt of the portion of my [Grant Year] grant of restricted share units that vests on the first anniversary of the date of grant or on the date the Compensation Committee certifies that performance conditions to the vesting have been satisfied until                                                            , which is a specific date after [date approximately one year following Grant Date]  (the last possible time for the Compensation Committee to determine whether such performance conditions have been met) and before [date approximately ten years following Grant Date] (ten (10) years after the earliest possible such date).

I elect to defer receipt of the portion of my [Grant Year]  grant of restricted share units that vests on the second anniversary of the date of grant until                                            , which is a specific date between the date of vesting and ten (10) years after such date.

I elect to defer receipt of the portion of my [Grant Year]  grant of restricted share units that vests on the third anniversary of the date of grant until                                            , which is a specific date between the date of vesting and ten (10) years after such date.

I elect to defer receipt of the portion of my [Grant Year]  grant of restricted share units that vests on the fourth anniversary of the date of grant until                                            , which is a specific date between the date of vesting and ten (10) years after such date.

I understand that my election with respect to any portion of my [Grant Year] grant may only be modified if, at least twelve (12) months prior to the initial deferral date, I elect to further defer the distribution of such portion of the grant to a specific date between the first Compensation Committee meeting in [one year following Grant Year] and ten (10) years after such meeting that is at least five (5) years after my initial deferral date.

Signature	Date

POST-TERMINATION DISTRIBUTION FOR REASONS OTHER THAN DEATH OR DISABILITY:

I elect to defer receipt of my entire [Grant Year] grant of restricted share units after they vest until                                             after the termination of my employment for reasons other than death or disability, which is a time between six (6) months after my separation from service and three (3) years after my separation from service.

I understand that this election is irrevocable.

Signature	Date

POST-TERMINATION DISTRIBUTION DUE TO DISABILITY:

I elect to defer receipt of my entire [Grant Year] grant of restricted share units after they vest until                                             after the termination of my employment due to disability, which is a time between my separation from service and three (3) years after my separation from service.

I understand that this election is irrevocable.

Signature	Date

POST-TERMINATION DISTRIBUTION DUE TO DEATH:

I elect to defer receipt of my entire [Grant Year] grant of restricted share units after they vest until                                             after the termination of my employment due to death, which is a time between my separation from service and three (3) years after my separation from service.

I understand that this election is irrevocable.

Signature	Date